Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

***** Confidential material redacted and filed separately with the Commission.

RESEARCH AND LICENSE AGREEMENT

RESEARCH AND LICENSE AGREEMENT (the “Agreement”) made and entered into as of April 18, 2000 the “Effective Date”), by and between DRK BLUTSPENDEDIENDST BADEN-WURTTENBERG, INSTITUT ULM (the “Licensor”), having an address at Postfach 15 64, U-89005 Ulm, Germany, and XTL BIOPHARMACEUTICALS, LTD. (the “Company”), having an address at Kiryat Weizmann, P.O. Box 370, Rehovot, 76100, Israel.

RECITALS

A. ***** has conducted research and made new inventions with respect to technology relating to antibodies to HCV;

B. The Company is willing to partially finance the performance of further research at the laboratories, and under the supervision, of ***** relating to antibodies to HCV;

C. The Company is also willing to provide ***** antigens for HCV and access to its animal models to screen antibodies to HCV; and

D. Subject to and in accordance with the terms and conditions of this Agreement, the Company wishes to acquire, and Licensor is willing to grant the Company, the exclusive license set forth in this Agreement

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

1. Definitions

“Affiliate” means any corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the designated party but only for so long as such relationship exists. For the purposes of this section, “Control” shall mean ownership of at least 50% (or such lesser percent as may be the maximum that may be owned by foreign interests pursuant to the laws of the country of incorporation) of the shares of stock entitled to vote for directors in the case of a corporation and at least 50% (or such lesser percent as may be the maximum that may be owned by foreign interests pursuant to the laws of the country of domicile) of the interests in profits in the case of a business entity other than a corporation.

“Antibodies” mean those cell lines secreting antibodies to HCV listed on Exhibit A hereto and other cell lines secreting antibodies to HCV developed by Licensor as a result of the Research.

“Effective Date” means the date set forth at the beginning of this Agreement.

“Existing Technology” means all Patent Rights and Know-How of Licensor in the Field existing as of the Effective Date, including without limitation, the Patent Rights and Know-How listed on Exhibit B hereto.

“Field” means HCV therapeutics and diagnostics.

“Know-How” means all unpatented or nonpatentable chemical and biological materials (including cell lines, antibodies and other biological materials), inventions, ideas, data, formulations, processes, techniques, specifications, and other trade secrets or know-how.

“License” means the exclusive license granted to the Company by Licensor pursuant to Section 6.1.

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“Licensed Product” shall mean any product that incorporates one or more Antibodies or a part of the Licensed Technology for use in the Field.

“Licensed Technology” means the Existing Technology and the Research Technology.

“Net Sales” shall mean the *****.

“Patent Rights” means (i) all patents and patent applications useful in the Field conceived and reduced to practice by Licensor during the Research Period and the patents and patent applications listed in Exhibit B hereto; (ii) all patents and patent applications relating to the Antibodies and (iii) any divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in (i) or (ii) above, and any substitutions, confirmations, registrations or revalidations of any of the foregoing, in each case, which is owned or controlled, in whole or part, by license, assignment or otherwise by Licensor during the term of this Agreement.

“Research” means the research to be undertaken at the laboratories, and under the supervision of *****, as specified in the work plan attached hereto to Exhibit C.

“Research Period” means the period commencing on the Effective Date and, unless extended by written agreement of the parties or sooner terminated as provided herein, terminating on the first anniversary of the Effective Date.

“Research Technology” means Patent Rights and Know-How created, discovered or developed by Licensor during the Research Period or as a result of the Research during the three-month period following the Research Period.

“Sublicensee” shall mean a third party to whom the Company has granted a license or sublicense to make, have made, import, use, offer for sale or sell a Licensed Product.

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2. Performance of Research

2.1. In consideration of the aggregate sum of ***** to be paid by the Company to Licensor *****, Licensor shall perform, or cause to be performed, the Research during the Research Period.

2.2. In further consideration of this Agreement, XTL agrees to pay consulting fees in the aggregate sum of *****, to be paid by the Company to *****.

2.3. During the Research Period, Licensor shall not collaborate with any third party in the Field; provided, however, that the Licensor shall have the right to collaborate with academic partners for research purposes only.

2.4. In further consideration of the sums to be paid to Licensor ***** under Section 2.1 and Section 2.2, respectively, and the royalties payable to Licensor under Section 6 below, Licensor shall provide the Company with Antibodies pursuant to a Materials Transfer Agreement in the form attached hereto as Exhibit D.

2.5. During the Research Period, Licensor shall provide XTL employees access to the laboratories where the Research is being conducted and shall instruct them on how to practice the Licensed Technology.

2.6. The Company shall provide Licensor antigens for HCV and access to its animal models to screen antibodies for HCV and shall also provide any necessary Know-How related thereto. Any such XTL Know-How shall be treated by Licensor as confidential information subject to the obligations of Section 8.1 below.

3. Reporting

Licensor will submit to the Company a detailed written report on the progress of the Research ***** during the Research Period, within 30 days of the end of each ***** period, and a written report summarizing the results of the Research within 60 days of the end of the Research Period. Further, prompt written reports will be submitted by Licensor to the Company on each significant development in the Research during the Research Period and for the three-month period thereafter.

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4. Title

Subject to the License granted to the Company hereunder, it is hereby agreed that all right, title and interest in and to the Licensed Technology shall vest in Licensor, exclusively. All right, title and interest in and to the Company’s animal models shall be retained by the Company, exclusively, and no license or other right to such technology is granted or implied hereby.

5. Patents and Patent Applications

5.1. The parties shall consult with one another regarding the filing of patent applications in respect of any portion of the Licensed Technology including, but without limitation, the content and the timing of the filing of such applications. The Company shall have primary responsibility for the preparation, filing, prosecution and maintenance of such patent applications through counsel of its choice. In the event the Company decides not to pursue such preparation, filing, prosecution or maintenance, it shall so inform Licensor in writing, and Licensor shall assume responsibility for such preparation, filing, prosecution and maintenance through counsel of its choice reasonably satisfactory to the Company. The Company shall bear all costs and fees related to the preparation, filing, prosecution and maintenance of the Patent Rights.

5.2. The Company shall have the right to take such action as shall be necessary to protect or to sue for infringement of any Patent Rights. At its option, the Company may bring suit against an infringer and join Licensor as a party plaintiff in any such suit. At the request of the Company, Licensor shall also take such action as the Company shall deem necessary to protect any Patent Rights. All costs (including legal costs and other sums awarded to the counter-party in such action) involved in any action taken at the Company’s request, or by the Company, shall be borne by the Company exclusively. Any recovery in any such action shall be retained by the Company ***** and by Licensor *****, after the deduction of all legal costs and expenses.

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6. License

6.1. Subject to the terms and conditions hereinafter set forth, Licensor hereby grants the Company an exclusive worldwide license, with the right to sublicense, under the Licensed Technology to develop, make, have made, use, import, offer for sale or sell the Licensed Product.

6.2. The License shall remain in force (if not previously terminated according to the provisions of this Agreement) until the later of *****.

7. Royalties

7.1. In consideration of the License, the Company shall pay Licensor a royalty of ***** of all Net Sales. In the event the Company shall have to pay a royalty to a third party to commercialize the Licensed Product, the Company may reduce royalty payments on Net Sales to Licensor by ***** royalty paid by the Company to such third party; provided that the Company’s royalty paid to Licensor on Net Sales shall not be less than *****.

7.2. In consideration of the License, the Company shall also pay Licensor ***** of any milestone payments received by the Company from its Sublicensees. In the event the Company shall have to pay a license fee or royalty to a third party to commercialize the Licensed Product, the Company may credit against the amounts otherwise due Licensor on milestones, ***** made to such third party; provided that the percentage of milestone payments paid to Licensor shall not be less than *****.

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7.3. Amounts payable to Licensor under this Section 7 shall be paid to Licensor on a quarterly basis and no later than ***** after the end of each calendar quarter, commencing with the first calendar quarter in which any Net Sales or milestone payments are received; provided, however, payments on Net Sales by Sublicensees shall be paid to Licensor no later than ***** after the end of the calendar quarter when such payments are received by the Company. The Company shall take all reasonable actions as shall be necessary to protect the interests of Licensor to receive royalties hereunder, including the submission of reports and the maintenance of detailed accounts substantiating the calculations of royalties being paid to Licensor. Licensor is authorized to appoint an independent certified public accountant reasonably acceptable to the Company to audit such accounts during normal business hours and upon reasonable advance notice, solely for the purpose of verifying the accuracy of the payment calculations made. Such inspection shall be at Licensor’s sole expense unless it reveals an underpayment of at least ***** of the amount due, in which case the reasonable costs of such inspection shall be promptly reimbursed by the Company together with prompt payment for any unpaid amounts that are discovered. The Company shall pay to Licensor interest on amounts payable to Licensor from the date such payments were due at the base rate of the German Federal Bank plus ***** per annum.

8. Confidentiality

8.1. The Company and Licensor each shall use reasonable care to avoid disclosure of the Licensed Technology to any third party, and each party shall be liable to the other for unauthorized disclosure or failure to exercise such reasonable care. Neither party shall have any obligation with respect to the Licensed Technology to the extent that it (a)  is in the public domain at the Effective Date or becomes part of the public domain thereafter other than through a violation of this undertaking of confidentiality, (b) was known to such party at the time of disclosure, or (c) was subsequently disclosed to such party by a third party not in breach of any confidentiality obligations.

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8.2. In addition to and without derogating from the foregoing, the Company undertakes not to use the names of Licensor ***** in any advertising, sales literature, promotional material or other publications, but excluding private placement memoranda and public offering registration statements, without the prior written approval of Licensor (such approval not to be unreasonably withheld or delayed). Once an approval has been granted by Licensor to a certain form of words for use in a particular context, then the same form of words can be used again by the Company in the same context, without further approval from Licensor.

8.3. For the removal of doubt, nothing in Sections 8.1 and 8.2 above contained shall be deemed to prevent the Company from mentioning the names of Licensor *****, or to prevent the Company from disclosing any information, where such mention or disclosure is to competent authorities for the purposes of obtaining approval or permission for the exercise of the License or is in the fulfillment of any legal duty owed to any competent authority.

8.4. The obligations of Licensor under Section 8.1 above to the contrary notwithstanding, it is hereby expressly agreed that ***** shall have the right to (and, with ***** consent, his students shall have the right to) publish articles relating to the Licensed Technology in scientific publications, provided that at least ***** before the intended date of such publication, the text thereof shall be submitted to the Company in order to enable it to file, or request the filing of, a patent application relating to the subject-matter of the article before the publication takes place. Licensor shall, and shall use its reasonable efforts to cause ***** to use its or his, as the case may be, reasonable efforts to include the name of the Company in any such article or publication.

9. No Assignment

Except as expressly provided herein, the Company may not assign all or any of its rights or obligations under this Agreement without the prior written consent of Licensor, which shall not be unreasonably withheld or delayed, except that the Company may, without such consent, assign this Agreement and its rights and obligations under this Agreement, in whole or in part, to its Affiliates, to any purchaser or other transferee of all or substantially all of its assets in the line of business to which this Agreement pertains, or to any successor corporation resulting from any merger or consolidation of the Company with or into another entity.

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10. Term and Termination

10.1. Unless previously terminated or extended in accordance with the provisions hereof, the respective obligations of the parties hereto under Sections 2 and 3 above shall terminate at the expiration of the Research Period. The Company may extend the Research Period by ***** by the giving of written notice of extension to Licensor at ***** days prior to the expiration of the initial Research Period. Upon the giving of such notice, the parties shall negotiate, in good faith, the funding obligations of the Company during, and with respect to, such extended period. The provisions of this Section 10.1 will not affect the rights of the parties with respect to the License or the Licensed Technology, which will be governed by Section 10.2 below.

10.2. Unless this Agreement is previously terminated in accordance with this Section 10.2, the License shall continue in full force and effect as set forth in Section 6.2. Either Licensor or the Company may terminate this Agreement and the License hereunder by serving a written notice to that effect on the other, upon or after the winding up or insolvency of the other, or upon or after the commitment of a material breach hereof by the other (which breach cannot be cured or, if curable, has not been cured by the party in breach within 60 days after receipt of a written notice to the other party in respect of such breach); and in such event this Agreement and the License hereunder shall be terminated forthwith upon receipt of notice as aforesaid.

10.3. Upon termination of this Agreement and the License thereunder pursuant to Section 10.2, all rights to the Licensed Technology vested in the Company shall revert to Licensor, and the Company shall not thereafter be entitled to make any use of the Licensed Technology. The termination of this Agreement for any reason shall not relieve the parties of any obligations to make payments thereunder which shall have accrued prior to such termination.

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11. Representations

11.1. The Company hereby represents to Licensor as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel. The Company has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of the Company;

(b) There is no pending or, to the Company’s knowledge, threatened litigation involving the Company which would have any material adverse effect on this Agreement or on the Company’s ability to perform its obligations hereunder; and

(c) There is no indenture, contract, or agreement to which the Company is a party or by which the Company is bound which prohibits or would prohibit the execution and delivery by the Company of this Agreement or the performance or observance by the Company of any material term or condition of this Agreement.

11.2. Licensor represents to the Company as follows:

(a) The execution and delivery of this Agreement have been duly authorized by all requisite action on the part of Licensor and Licensor has all right, power and authority necessary to grant the License and perform its other obligations hereunder.

(b) There is no pending or, to Licensor’s knowledge, threatened litigation involving Licensor which would have any material adverse effect on this Agreement or Licensor’s ability to perform its obligations hereunder;

(c) To the best of Licensor’s knowledge, Licensor holds exclusive worldwide rights in and to the Existing Technology and, as of the Effective

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(d)  Date, there are no restrictions on its rights to license the Existing Technology to the Company. Licensor has not received notice of, and has no knowledge of any basis for, any claim that the Existing Technology infringes on any patent or other intellectual property right or trade secret of any third party; and

(e) Licensor has not previously granted, and will not grant, during the term of this Agreement, any right, license or interest in or to the Licensed Technology in the Field or with respect to the Licensed Product.

12. Governing Law and Forum

This Agreement shall be governed by the laws of England and Wales. The parties agree to submit to the jurisdiction of the courts of London, England.

13. Entire Agreement

This Agreement, together with the Exhibits constitutes the entire agreement between the parties pertaining to the subject matter hereof. The parties expressly intend that this Agreement shall supersede that certain Research and License Agreement between the parties dated ***** and that the terms of this Agreement shall apply to the Antibodies listed on Exhibit A. Any addition or amendment of this Agreement shall not be effective unless in writing signed by the authorized signatories of both parties.

14. Notices

All notices shall be in writing mailed via certified mail, return receipt requested, or overnight express mail, courier providing evidence of delivery, addressed as follows, or to such other address as may be designated by written notice so given from time to time:
If to Licensor	DRK Blutspendediendst Baden-Wurttenberg, Institut Ulm
Helmholtzstrasse 10
89081 Ulm Germany
Attention: *****

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If to the Company:	XTL Pharmaceuticals Ltd.
Kiryat Weizmann
P.O. Box 370
Rehovot 76100, Israel
Attention: Chief Executive Officer

Notices shall be deemed given as of the date received.

IN WITNESS WHEREOF the parties hereto have set their signatures as of the 18th day of April, 2000.
DRK BLUTSPENDEDIENDST BADEN-WURTTENBERG, INSTITUT ULM	XTL BIOPHARMACEUTICALS, LTD.

By: _______________________________	By: _______________________________

Title: ______________________________	Title: ______________________________

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Exhibit A

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Note that confidential treatment has been requested and one (1) page of material from this Exhibit A has been omitted and filed separately with the Commission.

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Exhibit B

Existing Technology

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Note that confidential treatment has been requested and one (1) page of material from this Exhibit B has been omitted and filed separately with the Commission.

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Exhibit C

Work Plan

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Note that confidential treatment has been requested and one (1) page of material from this Exhibit C has been omitted and filed separately with the Commission.

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Exhibit D

MATERIALS TRANSFER AGREEMENT

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1. *****.

2. *****.

3. *****.

4. *****.

5. *****.

6. *****.

7. *****.

8. *****.

9. *****.

10. *****.

11. *****.

12. *****.

13. *****:

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*****.

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Note that confidential treatment has been requested and two pages of material from this Exhibit D have been omitted and filed separately with the Commission.

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Exhibit 1

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1. *****

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2. *****

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3. *****

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Note that confidential treatment has been requested and one (1) page of material from this Exhibit 1 has been omitted and filed separately with the Commission.

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